EXHIBIT 10(e) - Promissory Note by and between First Union National Bank and One Price Realty, Inc. dated June 17, 1997


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Loan No. 19-5113985

                             PROMISSORY NOTE

$8,125,000.00                                                      June 17, 1997

              FOR VALUE RECEIVED, the undersigned, ONE PRICE REALTY, INC., a South Carolina corporation, ("Maker"), having an address at HWY. 290 - Commerce Park 1875 East Main Street, Suite B, P.O. Box 147, Duncan, South Carolina 29334, promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association ("Payee"), at the office of Payee at One First Union Center, 301 South College Street, DC-6, Charlotte, North Carolina 28288-0166, or at such other place as Payee may designate to Maker in writing from time to time, the principal sum of ONE MILLION EIGHT HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($8,125,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of 9.125 percent (9.125%) per annum (the "Note Rate"), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.


                                    ARTICLE I

                                                TERMS AND CONDITIONS

              1.1 Computation of Interest. Interest shall be computed hereunder based on a 360-day year and based on the actual number of days elapsed for any month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.2 hereof.



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              1.2 Payment of Principal and  Interest.  Payments in federal funds immediately available at the place designated for payment received by Payee prior to 2:00 p.m. local time on a day on which Payee is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Payee, may not be credited until immediately available to Payee in federal funds at the place designated for payment prior to 2:00 p.m. local time on a day on which Payee is open for business. Such
principal  and  interest   shall  be  payable  in  equal   consecutive   monthly
installments of $73,757.19 each, beginning on the first day of the second full calendar month following the date of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month) (the "First Payment Date"), and continuing on the first day of each and every month thereafter through and including June 1, 2017 (each, a "Payment Date"). On July 1, 2017 (the "Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.


              1.3 Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied first, to any amounts hereafter advanced by Payee hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Payee, third, to the payment of accrued interest and last to reduction of principal.

              1.4 Payment of ShortInterest. If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, Maker shall pay to Payee contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the last day of this calendar month.

              1.5 Prepayment. (a) This Note may be prepaid in whole but not in part
(except as otherwise specifically provided herein) at any time after the seventh
(7th) anniversary of the First Payment Date (the "Lock-out Expiration Date") provided (i) written notice of such prepayment is received by Payee not more than ninety (90) days and not less than sixty (60) days prior to the date of such prepayment, (ii) such prepayment is made on a Payment Date, (iii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents, and (iii) if such prepayment occurs after the Lock-out Expiration Date but on or before the date that is seventeen (17) years after the date of this Note, Payee is paid a prepayment fee in an amount equal to the greater of (A) one percent (1.0%) of the principal amount being prepaid, and (B) the positive excess of (1) the present value ("PV"), as of the date of such prepayment, of all future installments of principal and interest due under this Note absent any such prepayment including the principal amount due at maturity (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (as hereinafter defined) published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this Note, over (2) the then outstanding principal balance hereof immediately before such prepayment [(PV of All Future Payments) - (principal balance at time of prepayment) = prepayment fee. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). In the event that any prepayment fee is due hereunder, Payee shall deliver to Maker a statement setting forth the amount and determination of the prepayment fee, and, provided that Payee shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Payee on any day during the fifteen (15) day period preceding the date of such prepayment. Payee shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield Index or otherwise as a condition to receiving the prepayment fee. No prepayment fee or premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by this Note made after the date that is seventeen (17) years after the date of this Note. In addition to the aforesaid prepayment fee, if, upon any such permitted or required prepayment (whether prior to or after the date that is seventeen (17) years after the date of this Note), the aforesaid prior written notice has not been timely received by Payee, the prepayment fee shall be increased by, or if no prepayment fee is otherwise due, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and
(ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date of this Note as though such prepayment had not occurred.

              (b) Partial prepayments of this Note shall not be permitted, except for partial prepayments resulting from Payee's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument (as hereinafter defined), in which event no prepayment fee or premium shall be due unless, at the time of either Payee's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default, or an event which, with notice or the passage of time, or both, would constitute an Event of Default, shall have occurred, which default or Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to
Section 1.2 above.

              (c) Except as otherwise expressly provided in Section 1.5(b) above, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Payee's exercise of its rights upon Maker's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee. If, prior to the Lock-out Expiration Date, the indebtedness evidenced by this Note shall have been declared due and payable by Payee pursuant to Article II hereof or the provisions of any other Loan Document due to a default by Maker, then there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Lock-out Expiration Date, together with a prepayment fee in an amount equal to the prepayment fee that would have been due and payable on the Lock-out Expiration Date as though Maker were prepaying the entire indebtedness evidenced hereby on the first (1st) day on which a prepayment would have been permitted pursuant to the provisions set forth in this Note. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in this Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable as though Maker were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event of any tender of payment of such indebtedness made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this Note.

              (d) (i) Notwithstanding any provision of this Section 1.5 to the contrary, at any time after the date which (I) is two years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds this Note or (II) five years after the date hereof, whichever shall first occur, and provided no Event of Default has occurred hereunder or under any of the Loan Documents, Maker may cause the release of the Security Property (as hereinafter defined) from the lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions:


                      (A) not less than  thirty (30) days prior  written  notice shall be given to Payee specifying a date (the "Release Date") on which the Defeasance Collateral (as hereinafter defined) is to be delivered, such date being a Payment Date;

                      (B) all accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Payee or its agents in connection with such release (including, without limitation, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as hereinafter defined) and related documentation), shall be paid in full on or prior to the Release Date; and

                      (C) Maker shall deliver to Payee on or prior to the Release Date:

                               (1) a pledge and security agreement,  in form and
                      substance satisfactory to Payee in its sole discretion, creating a first priority security interest in favor of Payee in the Defeasance Collateral (as hereinafter defined) (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess received by Payee from the Defeasance Collateral over the amounts payable by Maker hereunder shall be refunded to Maker promptly after each monthly Payment Date;
                               (2) direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Debt Service Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under this Note (including all amounts due on the Maturity Date) for the balance of the term hereof (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by Payee or accompanied by a written instrument of transfer in form and substance satisfactory to Payee in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest in the Defeasance Collateral in favor of Payee in conformity with all applicable state and federal laws governing granting of such security interests;

                               (3)      a  certificate  of  Maker  certifying
                      that all of the requirements set forth in this subsection 1.5(d)(i) have been satisfied;

                               (4) an opinion  of counsel  for Maker in form and
                      substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that Payee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms; and

                               (5) such other certificates, documents or instruments as Payee may reasonably require.

                      (ii) Upon compliance  with the  requirements of subsection
              1.5(d)(i), the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker to release the lien of the Security Instrument from the Security Property.

                      (iii) Upon the release of the Security Property in accordance with this Section 1.5(d), Maker may assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a successor entity designated by Maker and approved by Payee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker shall (x) deliver to Payee an opinion of counsel in form and substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker and such successor entity in accordance with its terms and that this Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and
              (y) pay all costs and expenses incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Maker shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement.

                      (iv) Upon the release of the Security Property in accordance with this Section 1.5(d), Maker shall have no further right to prepay this Note pursuant to the other provisions of this
              Section 1.5 or otherwise.

              1.6 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain mortgage, deed of trust or deed to secure debt and security agreement (the "Security Instrument") from Maker for the benefit of Payee, dated of even date herewith, covering property located in Spartanburg County, South Carolina. The Security Instrument, together with this Note and all other documents to or of which Payee is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

                                     ARTICLE II

                                 ARTICLE II DEFAULT

              2.1 Events of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within seven (7) days of the date such payment is due (provided that no grace period is provided for the payment of principal and interest due on the Maturity Date), or should any other default occur and continue beyond any applicable notice and/or cure period under any other Loan Document, then an Event of Default (an "Event of Default") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

              2.2 Late Charges. In the event that any payment is not received by Payee on the date when due (subject to any applicable grace period), then, in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

              2.3 Default Interest Rate. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date due until the date credited, at a rate per annum equal to four percent (4%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Maker under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable.

              2.4 Maker's Agreements. Maker acknowledges that it would be extremely difficult or impracticable to determine Payee's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee's discretion.

              2.5 Maker to Pay Costs. In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

              2.6 Exculpation. Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

              (a) Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents (collectively, the "Security Property");

              (b) if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Maker under the Loan Documents, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described below in this section; and

              (c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Maker shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (iii) for all tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance, (v) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default or any event which, with notice or the passage of time, or both, would constitute an Event of Default, hereunder or under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Payee, (vi) for waste committed on the Security Property, damage to the Security Property as a result of the intentional misconduct or gross negligence of Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Payee pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments and not applied by Payee to pay such taxes and assessments,
(viii) for all obligations and indemnities of Maker under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Payee as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations, and (ix) for fraud, material misrepresentation or failure to disclose a material fact by Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Maker, any principal, officer, general partner or member of Maker, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Payee on account thereof. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Payee from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Payee except as stated in this section, or (3) limit or impair in any way whatsoever (A) the Indemnity and Guaranty Agreement (the
"Indemnity Agreement") or (B) the Environmental Indemnity Agreement (the "Environmental Indemnity Agreement"), each of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Indemnity Agreement or the Environmental Indemnity Agreement.

Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Security Instrument and the other Loan Documents.

                                         ARTICLE III

                             ARTICLE III GENERAL CONDITIONS


              3.1 No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

              3.2 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

              3.3 Limit of Validity. The provisions of this Note and of all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid ("Interest") to Payee for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Payee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or, at the option of Payee, be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest than is permitted under the law of the State in which the Security Property is located, Payee will rely on United States federal law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Security Property is located or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. This Section 3.3 will control all agreements between Maker and Payee.

              3.4 Use of Funds. Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

              3.5 Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

              3.6 Governing Law. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE SECURITY PROPERTY IS LOCATED.

                                     ARTICLE IV

                                MISCELLANEOUS PROVISIONS

              4.1 The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

              4.2  Maker's Tax Identification Number is 58-2320787.

              [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Borrower's Tax Identification Number:
58-2320787


IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

                                                                           MAKER:

WITNESS:                                                          ONE PRICE REALTY, INC.
                                                                  a South Carolina corporation

 /s/  Kimber Frank
                                                                           By:      /s/ C. Burt Duren
/s/  Abby Wenzel                                                                    Name:  C. Burt Duren
                                                                                    Title:    Treasurer

